UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Musick Irvine, California		92618
(Address of principal executive offices)		(Zip Code)
(949) 900-6833
(Registrant's telephone number, including area code) One Commerce Square, Suite 2550 Memphis, Tennessee 38103 (901) 522-9300 (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 1, 2015, Francis (Frank) P. Grillo became the Chief Executive Officer of MRI Interventions, Inc. (the “Company”), replacing Kimble L. Jenkins in that position. Mr. Jenkins now serves as the Company’s Chairman. Mr. Grillo also serves as the Company’s President, a position he has held since October 6, 2014.

The principal terms of Mr. Grillo’s employment agreement with the Company are summarized in a Current Report on Form 8-K filed by the Company on September 11, 2014. That summary is qualified in its entirety by the full text of the employment agreement, a copy of which was filed as Exhibit 10.1 to such Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: January 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1(1)	Employment Agreement between the Company and Francis P. Grillo, dated September 9, 2014

(1)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2014 and incorporated herein by reference.